Exhibit 99.1

Pier 1 Imports, Inc. Annual Meeting of Shareholders

FORT WORTH, Texas--(BUSINESS WIRE)--June 28, 2010--As previously announced, Pier 1 Imports, Inc. (NYSE:PIR) will host its annual meeting of shareholders on Tuesday, June 29, 2010, at 10:00 a.m., Central Time, on the Mezzanine Level, Conference Center Room C, Pier 1 Imports, Inc. Headquarters, 100 Pier 1 Place, Fort Worth, Texas.

The formal portion of the meeting is being webcast live on our website at www.pier1.com by linking through the “Investor Relations” page to the “Events” page.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400